FOR IMMEDIATE RELEASE

Contact:

Amber Wallace

Senior Executive Vice President, Chief Retail and Marketing Officer

330-720-6441

awallace@farmersbankgroup.com

Farmers National Banc Corp.

Completes Merger with Middlefield Banc Corp, Adds Two New Board Members

CANFIELD, OHIO, March 2, 2026 – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB), the holding company for The Farmers National Bank of Canfield (“Farmers National Bank”), announced today that it completed the merger of Middlefield Banc Corp. (“Middlefield”) (formerly NASDAQ: MBCN), the holding company for The Middlefield Banking Company (“Middlefield Bank”), with and into Farmers (the “Merger”). Following the Merger, Middlefield Bank was merged with and into Farmers National Bank.

Kevin J. Helmick, President and CEO of Farmers, stated, “We are excited to complete this transaction and welcome Middlefield’s customers, employees and shareholders to Farmers. This marks our seventh bank acquisition in the last decade and reflects our proven track record of successfully executing and integrating strategic combinations.”

“The merger deepens our presence in Northeast Ohio, while meaningfully expanding our footprint across Central and Western Ohio, including the Columbus region, where we are making targeted investments in Ohio’s largest and fastest-growing market. This transaction creates a larger, more diversified franchise with enhanced scale, stronger customer relationships, and a solid foundation to drive sustainable growth and long-term shareholder value.”

Farmers, headquartered in Canfield, Ohio, now has over $7.4 billion in banking assets, over $4.7 billion in wealth management assets under care, and operates 83 branches throughout Ohio and Pennsylvania.

In connection with the Merger, Farmers also welcomes two members from Middlefield’s Board of Directors to Farmers’ Board of Directors, Mr. Kevin A. DiGeronimo and Mr. Michael C. Voinovich.

Mr. DiGeronimo is a principal at the DiGeronimo Companies, a trusted development and construction partner for hundreds of companies. Mr. DiGeronimo has worked on several high-profile development projects throughout Ohio and is a graduate of The Ohio State University. His experience in business management represents a valuable asset to the Farmers Board, allowing him to offer informed business insight and effective leadership expertise.

Mr. Voinovich is the Executive Vice President and Chief Investment Officer of ECHO Health, Inc., a provider of innovative payment processing services to healthcare and insurance industries. In this role, he oversees ECHO Health Inc.’s venture capital and corporate investment portfolios. Previously, Mr. Voinovich was an investment banker, representing financial institutions and their holding companies. Mr. Voinovich holds a Business Administration degree from John Carroll University. His experience in banking and the financial services industry allows him to provide significant corporate finance and transactional expertise to Farmers.

“Both Michael and Kevin have diverse backgrounds and business acumen that will be a great asset to our board and shareholders. We welcome them to our Board of Directors and look forward to working together,” Helmick stated.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.2 billion in banking assets at December 31, 2025. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with, as of December 31, 2025, 62 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania; and Farmers Trust Company, which operates trust offices and offers services in the same geographic markets. Total wealth management assets under care at December 31, 2025 were $4.7 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 based upon Farmers’ current expectations. . Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward- looking statements are identified by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements are not a guarantee of future performance and actual future results could diﬀer materially from those contained in forward-looking information. Numerous uncertainties, risks, and changes could cause or contribute to Farmers’ actual results, performance, and achievements to be materially diﬀerent from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these diﬀerences include, without limitation, the Company’s failure to integrate Middlefield and Middlefield Bank with Farmers in accordance with expectations; deviations from performance expectations related to the combined company; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company’s respective subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans;; and other factors disclosed periodically in Farmers’ filings with the Securities and Exchange Commission (the “SEC”) including Farmers’ Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the SEC’s website at www.sec.gov and on the Company’s website at www.farmersbankgroup.com under the “Investor Relations” section.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, readers should not rely on any forward-looking statement as a prediction of future events. Any forward-looking statement speaks only as of the date on which it is made, and the Company expressly disclaims any obligation to update its forward-looking statements whether as a result of new information, future events or otherwise.